                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CADAPULT GRAPHIC SYSTEMS, INC.

It is hereby certified that:

    1. The name of the corporation (hereinafter called the "corporation") is
Cadapult Graphic Systems, Inc.

    2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

        "FIRST: The name of this corporation is Media Sciences International,
        Inc. (the "Corporation")"

    3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the
General Corporation Law of the state of Delaware.

    IN WITNESS WHEREOF, the undersigned, being the President and Chairman of the
Board of Directors of the corporation, does make and file this Certificate of
Amendment to the Certificate of Incorporation, hereby declaring and certifying that the facts stated herein are true, and accordingly hereunto has set his hand and seal this 19th of April, 2002.

                                       /s/ Michael W. Levin
                                       -----------------------------------------
                                       Michael W. Levin
                                       President and Chairman of the Board